Exhibit 23.2 - Consent of accountants for use of their report

To the Board of Directors
Rhohan Holdings Limited and Subsidiary

                       Consent of Independent Accountants
                     Rhohan Holdings Limited and Subsidiary
                          Audited Financial Statements
                           December 31, 2003 and 2002

We consent to the incorporation in the Form SB-2 filing of China Autoparts, Inc. of our report dated February 25, 2004 on our audits of the consolidated financial statements of Rhohan Holdings Limited and Subsidiary as of December 31, 2003 and 2002 and for the years then ended, which our reports are incorporated in the Form SB-2.

/s/Moore Stephens Wurth Frazer and Torbet, LLP
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Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
October 11, 2004

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